UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2010

USG Corporation
 (Exact name of registrant as specified in its charter)

Delaware	1-8864	36-3329400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street, Chicago, Illinois	60661-3676
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 436-4000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

As part of the Registrant’s steps to adjust operations and staffing to adapt to market conditions, the Registrant determined on February 22, 2010 that its subsidiary, United States Gypsum Company, will temporarily close its wallboard manufacturing plant in Stony Point, New York. The closure is expected to be implemented in June.

In addition, on February 19, 2010, the Registrant’s subsidiary, L&W Supply Corporation, initiated a program to further reduce its overhead costs that includes a further workforce reduction and the closure of three additional distribution centers.

The Registrant will record charges of approximately $12.2 million in the current and future fiscal quarters related to the closures and workforce reduction. These charges include approximately $5.7 million for termination benefits, $2 million for equipment and distribution center lease terminations, $3 million for cleanup and other associated costs and $1.5 million for inventory and other asset write-offs. The Registrant estimates that it will incur cash expenditures of approximately $10.2 million in the current and future fiscal quarters in connection with the closures and workforce reduction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

Date: February 25, 2010	By: /s/ Richard H. Fleming
Richard H. Fleming
Executive Vice President and Chief Financial Officer